SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

  Filed by the Registrant {X}

  Filed by a Party other than the Registrant {_}

  Check the appropriate box:
  {_}  Preliminary Proxy Statement
  {_} Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
  {_}  Definitive Proxy Statement
  {X}  Definitive Additional Materials
  { }  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      GREAT WESTERN FINANCIAL CORPORATION
                  -----------------------------------------
               (Name of Registrant as Specified in Its Charter)

                  -----------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

  Payment of Filing Fee (Check the appropriate box):

  {X}  No fee required.

  {_}  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1)  Title of each class of securities to which transaction applies:

       (2)  Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ___

       (4)  Proposed maximum aggregate value of transactions: ________________

       (5)  Total fee paid.
  --------
  {_}  Fee paid previously with preliminary materials.

  {_} Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)  Amount Previously Paid: __________________________________________

       (2)  Form, Schedule or Registration Statement No.: ____________________

       (3)  Filing Party: ____________________________________________________

       (4)  Date Filed: ______________________________________________________



                            [Newspaper Advertisement]

        TO ALL GREAT WESTERN STOCKHOLDERS:

                       READ WHAT THE EXPERTS ARE SAYING
                            ABOUT WASHINGTON MUTUAL
                              AND GREAT WESTERN...

        "Washington Mutual's reputation for growth through acquisition remained intact with the definitive agreement to acquire Great Western. The combined companies will have a combined balance sheet that will be well capitalized with strong credit quality, strong revenue enhancement opportunities in both spread and fee income, and continued cost take-out opportunities."

        First Call, Piper Jaffray: Steven R. Schroll, May 14, 1997.

        "A combined WAMU-Great Western would be well positioned to compete with BankAmerica and Wells Fargo throughout the west and is likely to produce high returns and strong earnings growth into the next century. . . . The value
        likely to be created from the combination should be substantial."

        First Call, Bear Stearns: David Hochstim, May 14, 1997.

        "[W]e believe that Washington Mutual will produce faster
        EPS growth than Ahmanson. . . . Ahmanson's management is
        committed to a strategy that de-emphasizes the mortgage and gives rise to balance-sheet shrinkage and share repurchase that, in our view, represents a suboptiomal use of capital."

        Bernstein Research, Sanford Bernstein: Jonathan E. Gray,
        May 2, 1997.

        "WAMU still has the advantage of a friendly merger agreement and the ability to complete the transaction almost immediately following the vote."

        First Call, Alex. Brown: Joseph K. Morford III, May 14,
        1997.

                            PROTECT YOUR INVESTMENT
                   VOTE THE GREEN AND GOLD PROXY CARDS TODAY!
                        GREAT WESTERN/WASHINGTON MUTUAL -
            SUPERIOR MERGER. . .SUPERIOR PARTNER. . .SUPERIOR VALUE

                              [Great Western Logo]

        June 2, 1997
                                   IMPORTANT
             If you have any questions, please call our solicitor,
                            GEORGESON & COMPANY INC.
          Call toll free: 800-223-2064.  Banks and brokers call (212)
                                   440-9800.


        Permission for use of analysts' quotes was sought and granted.